Exhibit 10.2

Execution Version

** Indicates a portion of the schedule or exhibit to this Amendment has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

AMENDMENT NO. 2

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT No. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of December 10, 2007, is by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation (“Urban”), and certain of its subsidiaries listed on Schedule 1 attached hereto (together with Urban, individually and collectively, the “Borrowers”); the Lenders party to the Credit Agreement defined below, and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

BACKGROUND

A. Pursuant to that certain Amended and Restated Credit Agreement, dated as of September 23, 2004, by and among the Borrowers, the Lenders referred to therein, and the Administrative Agent, as amended by (i) that certain Letter Agreement Concerning Amended and Restated Note, dated May 16, 2005, (ii) that certain First Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, (iii) that certain Letter Agreement Concerning Amended and Restated Note, dated May 31, 2007, and (iv) that certain Extension of Amended and Restated Credit Agreement, dated as of November 27, 2007 (as so amended, the “Existing Credit Agreement”) the Lenders agreed, inter alia, to provide for a revolving line of credit in the maximum principal amount of Fifty Million Dollars ($50,000,000) to fund working capital (including capital expenditures), to support the issuance of documentary and standby Letters of Credit, and to finance the general corporate purposes of the Borrowers.

B. Borrowers have requested to amend the Existing Credit Agreement, to, inter alia: (i) increase the maximum principal amount available pursuant to the Credit Agreement (as defined below) to Sixty Million Dollars ($60,000,000), (ii) provide for the ability to increase the Commitment Amount up to the maximum principal amount of One Hundred Million Dollars ($100,000,000), (iii) increase the sublimits for the issuance of documentary and standby Letters of Credit, (iv) to extend the Termination Date to December 10, 2010, and (v) add certain additional Guarantors (the Existing Credit Agreement, as amended by the Second Amendment, and as may be further amended from time to time, the “Credit Agreement”).

C. The Lenders and the Administrative Agent have agreed to the foregoing modifications, as more particularly described herein and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and defined herein have the respective meanings ascribed thereto in the Credit Agreement.

(b) Additional Definitions. The following additional definitions are added to Section 1.1 of the Credit Agreement to read in their entireties as follows:

“CyberImport International Operations Agreement” means that certain CyberImport International Operations Agreement, dated as of January 8, 2004, by and between Urban and Wachovia.

“euro” means the lawful currency of the European Union.

“Hong Kong Dollars” means the lawful currency of Hong Kong.

“Joinder to Guaranty” means a Joinder to Guaranty made by a Subsidiary of any of the Borrowers, substantially in the form of Exhibit II to the Second Amendment, pursuant to which such Subsidiary becomes a Guarantor.

“Material Acquisition” means any acquisition of assets comprising all or substantially all of an operating unit of a business or substantially all of the equity interests of a Person that involves payment of aggregate consideration (including, without limitation, earn outs, bonuses, non-compete and similar payments, and transition and consulting arrangements) in excess of Twenty Million Dollars ($20,000,000) (whether paid or payable in cash or other property (including equity interests)).

“Material Disposition” means any disposition of assets comprising all or substantially all of the equity interests of a Person that involves payment of aggregate consideration (including, without limitation, earn outs, bonuses, non-compete and similar payments, and transition and consulting arrangements) in excess of Twenty Million Dollars ($20,000,000) (whether paid or payable in cash or other property (including equity interests)).

“Non-U.S. Subsidiary” means a Subsidiary formed in a jurisdiction located outside of the United States.

“Restricted Subsidiary” means, collectively, O.U Real Estate Holding I LLC, O.U. Real Estate Holding II LLC and Urban Merchandise, Inc., and such other Subsidiaries as Urban and the Administrative Agent may from time to time agree.

“Second Amendment” means that certain Amendment No. 2 to Amended and Restated Credit Agreement, by and among Borrowers, Lenders, and Administrative Agent, dated as of December 10, 2007.

“Second Amendment Documents” means, collectively, the Second Amendment, the Joinder to Guaranty, the Third Amended and Restated Note, the Continuing Letter of Credit Agreement, and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, or any Guarantor in connection with the Second Amendment or otherwise referred to therein or contemplated thereby all as they may be amended, restated or otherwise modified.

“Second Amendment Effective Date” means the date on which the conditions set forth in Section 12 of the Second Amendment have been satisfied.

“Swedish Krona (SEK)” means the lawful currency of Sweden.

“Third Amended and Restated Notes” means, collectively, those certain Third Amended and Restated Promissory Notes, each dated as of December 10, 2007, by the Borrowers in favor of each Lender, substantially in the form of Exhibit III to the Second Amendment.”

(c) Amended Definitions. The following definitions are amended and restated to read in their entireties as follows:

“Aggregate Commitment” means the aggregate amount of the Lenders’ Commitments hereunder, as such amount may be reduced, increased, or otherwise modified at any time and from time to time pursuant to the terms hereof. On the Second Amendment Effective Date, the Aggregate Commitment shall be Sixty Million Dollars ($60,000,000), as such amount may be increased in accordance with Section 2.5(b) hereof.

“Alternate Currency” means as of the date hereof Pounds Sterling, Hong Kong Dollars, Swedish Krona (SEK), and the euro and hereafter means such currencies or such other lawful currency other than Dollars that is freely transferable and convertible into Dollars as each Lender and Administrative Agent may mutually agree and from time to time designate as an Alternate Currency, each such Alternate Currency specified herein or hereafter designated to remain in effect as such until notice is given by any Lender or Administrative Agent that such currency is no longer available as an Alternate Currency.

“Alternate Currency Sublimit” means the Dollar Equivalent of the portion of the Aggregate Commitment up to which Lenders have agreed to make Alternate Currency Loans and/or issue Alternate Currency Letters of Credit (subject to the L/C Commitment), being Four Million Dollars ($4,000,000).

“Base Rate” means Wachovia’s Prime Rate.

“Continuing Letter of Credit Agreement” means the Continuing Letter of Credit Agreement in the form of Exhibit I to the Second Amendment to be entered into by the Borrowers, Guarantors and Issuing Lender, which replaces each of (a) that certain Continuing Letter of Credit Agreement dated as of October 12, 2001, by and between certain of the Borrowers, certain of the Guarantors, and First Union National Bank (predecessor in interest to Wachovia), and (b) the CyberImport International Operations Agreement.

“Guarantors” means collectively those direct and indirect Subsidiaries of the Borrowers set forth on Schedule 3 to the Second Amendment, and “Guarantor” means any of such Guarantors and each additional entity whether now owned or hereafter acquired that becomes a Guarantor pursuant to Section 8.12 hereof.

“L/C Commitment” means: (a) in the case of documentary Letters of Credit, the Aggregate Commitment, and (b) in the case of standby Letters of Credit, the lesser of (i) the Aggregate Commitment and (ii) Four Million Dollars ($4,000,000).

“Loan Documents” means, collectively, this Agreement, the Note, the Guaranty Agreement, Joinders to Guaranty, the Applications, the Letters of Credit and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, any Guarantor or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified, including, without limitation, the First Amendment Documents and the Second Amendment Documents.

“Non-U.S. Sublimit” means, without duplication, the maximum aggregate amount which may be outstanding at any time for: (i) Loans borrowed by or on behalf of any Non-U.S. Borrower or Subsidiary thereof, (ii) intercompany loans to any Non-U.S. Borrower or Subsidiary (other than the Restricted Subsidiaries) thereof permitted under Section 10.4(d) hereof; and (iii) L/C Obligations for Letters of Credit issued for the account of any Non-U.S. Borrower or Subsidiary thereof, being Four Million Dollars ($4,000,000) on the date hereof.

“Rents” means all cash payments made to a landlord in connection with a lease of real property, including without limitation payments for rent, utilities and taxes, property insurance, and common area maintenance charges.”

(d) Other Definitions and Provisions. The following additional provision is hereby added to Section 1.3 of the Credit Agreement, to read in its entirety as follows:

(e) Calculation of EBIT and EBITDAR. For the purpose of calculating EBIT and EBITDAR, for any period of determination, (i) if at any time during such period a Material Acquisition is made, EBIT and EBITDAR shall be calculated after giving the pro forma effect to such Material Acquisition (if positive) as if it had occurred on the first day of such period, and (ii) if at any time during such period a Material Disposition is made, EBIT and EBITDAR shall be reduced by an amount equal to EBIT and EBITDAR (if positive) attributed to the property that is subject to such Material Disposition or increased by an amount equal to EBIT or EBITDAR (if negative) attributed to the property that is subject to such Material Disposition.

2. Replacement of Schedules 2 (Lenders and Commitments) and 3 (Guarantors). Schedules 2 and 3 to the Credit Agreement are hereby amended and restated in their entireties as set forth on Schedule 2 and Schedule 3, respectively, to this Second Amendment. All references in the Loan Agreement to Schedule 2 and Schedule 3, respectively, shall be deemed to be references to the Schedule 2 and Schedule 3, respectively, attached to this Second Amendment.

3. Modification of Section 2.1 of the Credit Agreement. Section 2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“2.1 Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Loans to the Borrowers from time to time from the Closing Date through the Termination Date as requested by the Borrowers in accordance with the terms of hereof; provided, that

(a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all L/C Obligations,

(b) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender’s Commitment as set forth on Schedule 2 hereto less such Lender’s Commitment Percentage of outstanding L/C Obligations,

(c) the aggregate principal amount of all outstanding Loans to Non-U.S. Borrowers (after giving effect to any amount requested) shall not at any time exceed the Non-U.S. Sublimit less the sum of: (i) the aggregate principal amount of all outstanding intercompany loans (without duplication) to (x) any Non-U.S. Borrower or (y) any Non-U.S. Subsidiary permitted under Section 10.4(d) hereof and (ii) all L/C Obligations for Letters of Credit issued for the account of any Non-U.S. Borrower,

(d) Lenders may make Alternate Currency Loans only to Non-U.S. Borrowers;

(e) the Dollar Equivalent of the Alternate Currency Exposure shall not at any time exceed the Alternate Currency Sublimit;

(f) Non-U.S. Borrowers may borrow only Alternate Currency Loans;

(g) Restricted Subsidiaries shall not receive, in whole or in part, directly or indirectly (including, without limitation, through intercompany loans), in any form (whether currency, property, credits, or otherwise), the proceeds of any Loans.

Each Loan by a Lender shall be in a principal amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Loans hereunder until the Termination Date.”

4. Modification of Section 2.5(b) of the Credit Agreement. Section 2.5(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Increases. So long as no Default or Event of Default has occurred and is continuing hereunder, the Borrowers shall have the right at any time and from time to time, upon at least seven (7) Business Days prior written notice to the Administrative Agent, to increase the Aggregate Commitment, in one or more tranches, by an aggregate principal amount not to exceed Forty Million Dollars ($40,000,000). Each such increase permitted pursuant to this Section 2.5(b) shall be conditioned upon Borrowers’ compliance, as of the effective date of any such increase, with the requirements of Section 5.2(b) hereto, as required by the Administrative Agent, which requirements may include without limitation, the execution and delivery of an amendment agreement in form and substance satisfactory to the Required Lenders, the delivery of replacement or additional promissory notes, and confirmations of Guaranty Agreements.”

5. Modification of Section 2.6 of the Credit Agreement. Section 2.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Termination of the Aggregate Commitment. The Aggregate Commitment shall terminate on the earliest of: (a) December 10, 2010; (b) the date of termination by the Borrowers pursuant to Section 2.5(a) hereof; and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a) hereof; provided, however, that Urban may submit to the Administrative Agent a Termination Date Extension Request (which shall be submitted without limitation with the annual business plan and financial projections required to be delivered under Section 7.1(d) hereof), pursuant to which each Lender, at its sole discretion, may agree to extend the Termination Date of its respective Commitment set forth in subsection (a) of this Section 2.6 by an additional three hundred sixty-four (364) day term.

6. Modification of Section 3.6(a) of the Credit Agreement. Section 3.6(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Lender and the L/C Participants on a pro rata basis (i) fees with respect to documentary Letters of Credit as set forth on Schedule 5 attached to the Second Amendment, as such schedule may change from time to time in accordance with the Issuing Lender’s general practices, and (ii) a letter of credit fee with respect to each standby Letter of Credit in an amount equal to the Applicable Margin for a LIBOR Rate Loan or Eurocurrency Loan, as the case may be, as of the date of the calculation of the fee on a per annum basis multiplied by the face amount of each standby Letter of Credit as then in effect. Each such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.”

7. Modification of Section 3.12 of the Credit Agreement. Section 3.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Letter of Credit Documents. Subject to Section 3.11 hereof, Letters of Credit and amendments thereto issued by Wachovia, as Issuing Lender, shall be requested, processed and issued, and draws thereon shall be negotiated, processed and paid, in accordance with and subject to the terms and procedures of the Continuing Letter of Credit Agreement.”

8. Modification of Section 8.12 of the Credit Agreement. Section 8.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Additional Guarantors. Within ten (10) days after any Subsidiary of any Borrower with at least $20,000,000 of equity is created or acquired after the Closing Date, give notice thereof to the Administrative Agent of such creation or acquisition and whether such Subsidiary shall be formed under a jurisdiction outside of the United States, and cause to be executed and delivered to the Administrative Agent: (a) a duly executed Guaranty Agreement or Joinder to Guaranty or other supplement thereto, with such changes as the Administrative Agent may reasonably request, it being acknowledged and agreed that, with respect to guaranties by Non-U.S. Subsidiaries, such guaranties will contain provisions limiting recourse thereunder to the extent (i) required to render them enforceable under applicable law and (ii) necessary to avoid any deemed distribution or similar issue, and (b) favorable legal opinions addressed to the Administrative Agent and the Lenders in form and substance satisfactory thereto with respect to the enforceability of such Guaranty Agreement and such other documents and closing certificates as may be requested by the Administrative Agent.”

9. Modification of Section 10.2(b) of the Credit Agreement. Section 10.2(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Guaranty Obligations of Urban for the benefit of any Subsidiary (other than a Restricted Subsidiary) of Debt permitted by Section 10.1(a), Section 10.1(b), Section 10.1(c), Section 10.1(d), Section 10.1(e), Section 10.1(f), Section 10.1(g), and Section 10.1(h) hereof.”

10. Modification of Section 10.4(c) of the Credit Agreement. Section 10.4(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) investments by any Borrower or any Subsidiary (other than a Restricted Subsidiary) in the form of acquisitions of all or substantially all of the business or a line of business (whether by merger (so long as a Borrower and Subsidiary is the surviving entity), the acquisition of capital stock, assets or any combination thereof) of any other Person; provided that the aggregate purchase price paid or payable in connection with all such acquisitions made on or after the date of the Second Amendment does not exceed $150,000,000;

11. Modification of Section 10.5 of the Credit Agreement. Section 10.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 10.5 Limitation on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a) any Wholly Owned Subsidiary of any Borrower may merge with any other Wholly-Owned Subsidiary of any Borrower, except where the survivor of such merger is a Restricted Subsidiary;

(b) any Wholly-Owned Subsidiary may merge with or into any Person acquired in accordance with Section 10.4(c) hereof; and

(c) any Wholly-Owned Subsidiary of any Borrower may wind-up into any Borrower or any other Wholly-Owned Subsidiary (other than a Restricted Subsidiary) of any Borrower.”

12. Modification of Section 10.6 of the Credit Agreement. Section 10.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“10.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including without limitation the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

(a) the sale of inventory in the ordinary course of business;

(b) the sale of obsolete assets no longer used or usable in the business of any Borrower or any Subsidiary;

(c) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary (other than a Restricted Subsidiary) of any Borrower pursuant to Section 10.5(c) hereof;

(d) the transfer of assets to any Guarantor pursuant to Section 10.4(d) hereof;

(e) dispositions by any Borrower or any Subsidiary of property pursuant to sale-leaseback transactions, provided that the book value of all property so disposed of shall not exceed $10,000,000 from and after the date of the Second Amendment;

(f) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

(g) the sale, transfer or other disposition of any other assets not to exceed $25,000,000 in the aggregate, valued at the higher of book value or sales price, in any twelve month period.”

13. Modification of Section 10.7(c) of the Credit Agreement. 10.7(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c) with the approval of the board of directors of Urban, Urban may: (i) repurchase shares of its capital stock, provided that the Fixed Charge Coverage Ratio of Urban and its Consolidated Subsidiaries as of the most recently ended fiscal quarter is not less than the ratio required pursuant to Section 9.1 of the Credit Agreement (the “Required Ratio”), and that each such repurchase of shares of capital stock would not cause the Fixed Charge Coverage Ratio to be less than the Required Ratio; (ii) repurchase fractional shares of its capital stock in connection with any stock split or reverse stock split of Urban’s capital stock, the purchase price (based on fair market value) of which does not exceed $5,000,000 in the aggregate; and (iii) pay dividends with respect to any of its capital stock, provided that the Fixed Charge Coverage Ratio of Urban and its Consolidated Subsidiaries as of the most recently ended fiscal quarter is not less than the Required Ratio, and that such payment of dividends would not cause the Fixed Charge Coverage Ratio to be less than the Required Ratio for the next succeeding fiscal quarter.”

14. Modification of Section 10.13 of the Credit Agreement. Section 10.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Capital Expenditures. Make Capital Expenditure Payments, for the Borrowers and all Subsidiaries, collectively, exceeding: (a) $145,000,000 in the aggregate Fiscal Year ending January 31, 2008, (b) $185,000,000 in the aggregate in the Fiscal Year ending January 31, 2009, (c) $225,000,000 in the aggregate in the Fiscal Year ending January 31, 2010, and (d) $280,000,000 in the aggregate in the Fiscal Year ending January 31, 2011; provided that no such Capital Expenditure Payment shall be made by, on behalf of, or for the benefit of, any Restricted Subsidiary.”

15. Modification of Section 13.1(b) of the Credit Agreement. Section 13.1(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrowers:	Urban Outfitters, Inc.
5000 South Broad Street
Philadelphia, PA 19112-1495
Attention: President
Telephone No.: 215.454.5500
Telecopy No.: 215.454.4600

With copies to:	Urban Outfitters, Inc.
5000 South Broad Street
Philadelphia, PA 19112-1495
Attention: General Counsel
Telephone No.: 215.454.5500
Telecopy No.: 215.454.4600

If to Wachovia:	Wachovia Securities, Inc.
123 South Broad Street
15th Floor (PA1222)
Philadelphia, PA 19109
Attention: Stephen T. Dorosh
Telephone: 267.670.6577
Telecopy No.: 267.670.6562

With copies to:	Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, Pennsylvania 19107-2799
Attention: Lisa R. Jacobs, Esquire
Telephone No.: 215.981.4701
Telecopy No.: 866.738.9609

If to any Lender:	To the Address set forth on Schedule 2 hereto

16. Representations and Warranties. Borrowers hereby represent and warrant to Lenders, as to themselves and their Subsidiaries, as follows:

(a) Representations. As of the Second Amendment Effective Date and after giving effect thereto, the Borrowers represent and warrant as follows: (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects, except for any representation or warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; and (ii) no Event of Default or Default under the Credit Agreement, as amended hereby, has occurred and is continuing.

(b) Power and Authority. Each Borrower has the power and authority under the laws of its jurisdiction of formation and under its respective formation documents to enter into and perform this Second Amendment and the other Second Amendment Documents to which Borrower is a party; all necessary actions (corporate or otherwise) for the execution and performance by each Borrower of the Amendment Documents have been taken; and each of the Second Amendment Documents and the Credit Agreement, as amended, constitute the valid and binding obligations of Borrowers, enforceable in accordance with its respective terms.

(c) No Violations of Law or Agreements. The execution and performance of the Second Amendment Documents by Borrowers and Guarantors will not: (i) violate any provisions of any law or regulation, federal, state, local, or foreign, or any formation document of any Borrower; or (ii) result in any breach or violation of, or constitute a default or require the obtaining of any consent under, any material agreement or instrument by which any Borrower or its property may be bound.

17. Conditions to Effectiveness of Amendment. This Second Amendment shall be effective upon the date of Administrative Agent’s receipt of the following documents, each in form and substance reasonably satisfactory to Administrative Agent:

(a) Second Amendment. This Second Amendment duly executed and delivered by each of Borrowers, the Lenders, and the Administrative Agent.

(b) Amended Disclosure Schedules to Credit Agreement. The amended disclosure schedules to Credit Agreement, attached hereto as Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6.1(a), Schedule 6.1(b), Schedule 6.1(i), Schedule 6.1(l), Schedule 6.1(m), Schedule 6.1(t), Schedule 6.1(u), Schedule 10.3, Schedule 10.4(a), and Schedule 10.4(b), respectively.

(c) Third Amended and Restated Notes. The Third Amended and Restated Notes, each dated of even date herewith, by the Borrowers in favor of each Lender, in the aggregate maximum principal amount of Sixty Million Dollars ($60,000,000), in the form, attached hereto as Exhibit III.

(d) Joinder to Guaranty. The Joinder to Guaranty, duly executed and delivered by U. O. Real Estate LLC, guarantying the Borrowers’ obligations under the Credit Agreement, in the form attached hereto as Exhibit II.

(e) Continuing Letter of Credit Agreement, in the form attached hereto as Exhibit I.

(f) Financial Condition Certificate of the Borrowers, in the form attached hereto as Exhibit IV.

(g) Secretary’s Certificate for each of the Borrowers. Secretary’s Certificate for each of the Borrowers, including and/or attaching, as the case may be: a (i) certification of the incumbency for such Borrower, (ii) certification of no changes to the formation documents of such Borrower (including, without limitation, articles of incorporation, by-laws, operating agreement, and other similar organizational documents, as the case may be) since the last delivery to the Administrative Agent of such formation documents by such Borrower, or copies of amended formation documents, (iii) resolutions of the Board of Directors (or equivalent governing body) of each of the Borrowers, approving the Second Amendment and the transactions contemplated thereby, and (iv) certificates of good standing or subsistence, as the case may be, issued by the Secretary of State of each Borrower’s jurisdiction of incorporation or organization, as the case may be.

(h) Secretary’s Certificate for each of the Guarantors. Secretary’s Certificate for each of the Guarantors, including and/or attaching, as the case may be: a (i) certification of the incumbency for such Guarantor, (ii) (A) U. O. Real Estate LLC, delivery of the formation documents of such Guarantor (including, without limitation, articles of incorporation, by-laws, operating agreement, and other similar organizational documents, as the case may be), or (B) for each other Guarantor, certification of no changes to the formation documents of such Guarantor (including, without limitation, articles of incorporation, by-laws, operating agreement, and other similar organizational documents, as the case may be) since the last delivery to the Administrative Agent of such formation documents by such

Borrower, or copies of amended formation documents, (iii) resolutions of the Board of Directors (or equivalent governing body) of each of the Guarantors, approving the Second Amendment and the transactions contemplated thereby, and (iv) certificates of good standing or subsistence, as the case may be, issued by the Secretary of State of each Guarantor’s jurisdiction of incorporation or organization, as the case may be.

(i) Officer Compliance Certificate. Officer Compliance Certificate executed and delivered by an authorized officer of Urban, in substantially the form attached hereto as Exhibit V.

(j) U.S. Legal Opinion. Legal Opinion of Drinker, Biddle & Reath LLP, U.S. counsel to the Borrowers and Guarantors, in form and substantially satisfactory to the Administrative Agent.

(k) U.K. Legal Certificate. Certification by Stephenson Harwood, U.K. counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent, that there has been no change in the underlying laws upon which the Legal Opinion of Stephenson Harwood, delivered to the Administrative Agent in connection with the execution of the Credit Agreement, was based that would render such opinion no longer valid in all respects.

(l) Ireland Legal Certification. Certification by Mason Hayes & Curran, Ireland counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent, that there has been no change in the underlying laws upon which the Legal Opinion of Mason Hayes & Curran, delivered to the Administrative Agent in connection with the execution of the Credit Agreement, was based that would render such opinion no longer valid in all respects.

(m) Other Documents. Such additional documents and materials as Administrative Agent may reasonably request.

(n) Payment of the Administrative Agent’s Legal and Other Fees. Payment to the Administrative Agent for (i) the Administration Fee contemplated by Section 4.3(a) of the Credit Agreement; and (ii) all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment.

(o) Evidence of Hazard and Liability Insurance. Evidence that the Borrowers have in place Hazard and Liability Insurance as required pursuant to Section 8.2 of the Credit Agreement.

18. Affirmations. Borrowers hereby: (i) affirm all the provisions of the Credit Agreement, as amended by this Second Amendment; and (ii) agree that the terms and conditions of the Credit Agreement shall continue in full force and effect, as amended hereby.

19. Miscellaneous.

(a) Borrowers agree to pay Administrative Agent for all reasonable fees and expenses (including without limitation reasonable fees and expenses of counsel) incurred by Administrative Agent and its counsel in connection with the due diligence review, the preparation, execution and delivery of this Second Amendment, and the future administration by the Administrative Agent of this Second Amendment and the transactions contemplated hereby.

(b) This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law or choice of law principles.

(c) This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(d) Entirety. This Second Amendment, together with the other Second Amendment Documents, the Credit Agreement, and the other Loan Documents, represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral and written, if any, including any commitment letters or correspondence relating to the Second Amendment Documents, the other Loan Documents or the transactions contemplated herein or therein,

(e) No Waiver. Except as expressly set forth herein, the execution, delivery and performance of this Second Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent, any Issuing Lender, or Lenders under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment the day and year first above written.

Borrowers:

URBAN OUTFITTERS, INC.,
as a Borrower

By:	/s/ Richard A. Hayne
Name: Richard A. Hayne
Title: President

UO FENWICK, INC.,
as a Borrower

By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Secretary

URBAN OUTFITTERS (DELAWARE), INC.,
as a Borrower

By:	/s/ Glen A. Bodzy
Name: Glen A. Bodzy
Title: Secretary

URBAN OUTFITTERS UK LIMITED,
as a Borrower

By:	/s/ Richard A. Hayne
Name: Richard A. Hayne
Title: Director

By:	/s/ John E. Kyees
Name: John E. Kyees
Title: Director

URBAN OUTFITTERS IRELAND LIMITED,
as a Borrower

By:	/s/ Richard A. Hayne
Name: Richard A. Hayne
Title: Director

By:	/s/ John E. Kyees
Name: John E. Kyees
Title: Director

Signature Page to Second Amendment

Lender:

WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a FIRST UNION NATIONAL BANK,)
as a Lender, Issuing and as Administrative Agent

By:	/s/ Stephen T. Dorosh
Name: Stephen T. Dorosh
Title: Vice President

Signature Page to Second Amendment

Schedule 1

Subsidiaries that are Borrowers

Urban Outfitters, Inc.;

U. O. Fenwick, Inc.;

Urban Outfitters (Delaware), Inc.;

Urban Outfitters UK Limited; and

Urban Outfitters Ireland Limited

Schedule 2

Lenders and Commitments

Lender	Commitment

Wachovia Bank, National Association	$60,000,000
123 South Broad Street, 15th Floor (PA1222)
Philadelphia, PA 19109
Attention: Stephen T. Dorosh, Vice President

Telephone No.: (215) 670-6577
Telecopy No.: (215) 670-6562

Schedule 3

Guarantors

Anthropologie, Inc.;

Urban Outfitters Wholesale, Inc.;

Urban Outfitters Direct LLC;

Anthropologie Direct LLC;

U.O.D. Secondary, Inc.;

UOGC, Inc.;

Urban Outfitters West LLC;

Free People LLC;

Freepeople.com LLC;

Urban Outfitters Holdings LLC;

Anthropologie Holdings LLC;

Urbanoutfitters.com LP;

Anthropologie.com LP; and

U.O. Real Estate LLC

Schedule 4

Wachovia Bank, N.A.

Outstanding Summary Report

For Applicant: URBAN OUTFITTERS INC.

Applicant Name: ANTHROPOLOGIE (DELAWARE), INC.

L/C Bank Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Opening Date	Expiry Date	L/C Equiv Liability Balance
878702	UOXX878702	USA	IMLC	[**]	[**]	10/07/2002	12/21/2004	[**]	USD
						Appl Name Total:		[**]

Applicant Name: ANTHROPOLOGIE INC DELAWARE

L/C Bank Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Opening Date	Expiry Date	L/C Equiv Liability Balance
311788	UOXX311788	HNK	IMLC	[**]	[**]	01/12/2004	12/31/2004	[**]	USD
311790	UOXX311790	HNK	IMLC	[**]	[**]	02/04/2004	09/21/2004	[**]	USD
IC547523H	II02190432ABUOXX	HNK	IMLC	[**]	[**]	02/20/2004	09/22/2004	[**]	USD
IC548865H	II0318046503UOXX	HNK	IMLC	[**]	[**]	03/23/2004	11/30/2004	[**]	USD
IC548876H	II0318046511UOXX	HNK	IMLC	[**]	[**]	03/23/2004	10/30/2004	[**]	USD
155031311	II0413048F6BUOXX	HNK	IMLC	[**]	[**]	04/14/2004	10/30/2004	[**]	USD

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

IC550355H	II0414049ICBUOXX	HNK	IMLC	[**]	[**]	04/15/2004	10/30/2004	[**]	USD
IC552616H	II050704BC4FUOXX	HNK	IMLC	[**]	[**]	05/10/2004	10/30/2004	[**]	USD
IC552621H	II050704BC57UOXX	HNK	IMLC	[**]	[**]	05/10/2004	10/30/2004	[**]	USD
IC552675H	II051004BE9BUOXX	HNK	IMLC	[**]	[**]	05/12/2004	10/30/2004	[**]	USD
IC553052H	II051404C9BFUOXX	HNK	IMLC	[**]	[**]	05/18/2004	11/10/2004	[**]	USD
IC554525H	II061104F9C0UOXX	HNK	IMLC	[**]	[**]	06/14/2004	10/30/2004	[**]	USD
lC556153l-l	II0713043571UOXX	HNK	IMLC	[**]	[**]	07/14/2004	10/21/2004	[**]	USD
IC556785H	I10726044FF3UOXX	LINK	IMLC	[**]	[**]	07/27/2004	10/21/2004	[**]	USD
IC556795H	II0726045016UOXX	HNK	IMLC	[**]	[**]	07/27/2004	09/21/2004	[**]	USD
IC558593H	II0823048CCFUOXX	HNK	IMLC	[**]	[**]	08/24/2004	10/30/2004	[**]	USD
IC558776H	I10826049629UOXX	HNK	IMLC	[**]	[**]	08/30/2004	11/21/2004	[**]	USD
IC561413H	II090904B34FUOXX	HNK	IMLC	[**]	[**]	09/10/2004	10/31/2004	[**]	USD
IC561839H	II091604C322UOXX	FINK	IMLC	[**]	[**]	09/17/2004	10/31/2004	[**]	USD
						Appl Name Total:		[**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Applicant Name: URBAN OUTFITTERS (DELAWARE), INC.

L/C Bank Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Opening Date	Expiry Date	L/C Equiv Liability Balance
311757	UOXX3I1757	HNK	IMLC	[**]	[**]	10/08/2003	09/21/2004	[**]	USD
311764	UOXX3I1764	HNK	IMLC	[**]	[**]	10/14/2003	10/21/2004	[**]	USD
311766	UOXX3I1766	HNK	IMLC	[**]	[**]	10/28/2003	10/21/2004	[**]	USD
311787	UOXX3I1787	HNK	IMLC	[**]	[**]	01/07/2004	09/21/2004	[**]	USD
311791	UOXX311791	HNK	IMLC	[**]	[**]	02/09/2004	10/30/2004	[**]	USD
IC548301H	II0308044FE8U0XX	HNK	IMLC	[**]	[**]	03/09/2004	11/30/2004	[**]	USD
IC548591H	II03I5O45CAEUOXX	HNK	IMLC	[**]	[**]	03/17/2004	10/21/2004	[**]	USD
IC549934H	II04070486E8U0XX	HNK	IMLC	[**]	[**]	04/19/2004	12/21/2004	[**]	USD
lC549973H	II0407048749UOXX	HNK	IMLC	[**]	[**]	04/08/2004	11/21/2004	[**]	USD
IC550274H	II0413048EB1UOXX	HNK	IMLC	[**]	[**]	04/14/2004	11/10/2004	[**]	USD
IC550347H	II04140491B2U0XX	HNK	IMLC	[**]	[**]	04/15/2004	10/21/2004	[**]	USD
IC550437H	II0415049469UOXX	HNK	IMLC	[**]	[**]	04/16/2004	09/21/2004	[**]	USD
IC550687H	II0421049E54UOXX	HNK	IMLC	[**]	[**]	04/22/2004	09/30/2004	[**]	USD
IC550689H	II0421049E57UOXX	HNK	IMLC	[**]	[**]	04/22/2004	10/21/2004	[**]	USD
IC55120711	II050304B186UOXX	HNK	IMLC	[**]	[**]	05/04/2004	11/30/2004	[**]	USD

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

IC552686H	II051004BEC5UOXX	HNK	IMLC	[**]	[**]	05/12/2004	10/21/2004	[**]	USD
IC553255H	II051804CECFUOXX	HNK	IMLC	[**]	[**]	05/19/2004	10/21/2004	[**]	USD
IC553536H	II052404D7BAUOXX	HNK	IMLC	[**]	[**]	05/27/2004	10/21/2004	[**]	USD
IC554493H	II061004F824UOXX	HNK	IMLC	[**]	[**]	06/14/2004	10/21/2004	[**]	USD
IC555981H	II0112043I3EUOXX	HNK	IMLC	[**]	[**]	07/14/2004	12/21/2004	[**]	USD
IC556012H	II071204318FUOXX	HNK	IMLC	[**]	[**]	07/13/2004	11/21/2004	[**]	USD
IC557237H	II0730045D6CUOXX	HNK	IMLC	[**]	[**]	08/02/2004	09/21/2004	[**]	USD
IC557284H	II0802045FCCUOXX	HNK	IMLC	[**]	[**]	08/04/2004	11/21/2004	[**]	USD
IC557839H	II08110474DAUOXX	HNK	IMLC	[**]	[**]	08/13/2004	12/21/2004	[**]	USD
IC557840H	II08110474EEUOXX	HNK	IMLC	[**]	[**]	08/17/2004	11/21/2004	[**]	USD
IC557842H	II08110474F2UOXX	HNK	IMLC	[**]	[**]	08/13/2004	12/21/2004	[**]	USD
IC557982H	II0813047AE5UOXX	HNK	IMLC	[**]	[**]	08/16/2004	11/30/2004	[**]	USD
IC557990H	II0813047AF9UOXX	HNK	IMLC	[**]	[**]	08/16/2004	10/30/2004	[**]	USD
IC558590H	II0823048CCAUOXX	HNK	IMLC	[**]	[**]	08/24/2004	11/21/2004	[**]	USD
IC558622H	II0823048D3FUOXX	HNK	IMLC	[**]	[**]	08/27/2004	09/30/2004	[**]	USD
IC558774H	II08260495F4UOXX	HNK	IMLC	[**]	[**]	08/30/2004	11/21/2004	[**]	USD
						Appl Name Total:		[**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Applicant Name: URBAN OUTFITTERS, INC.

L/C Bank Reference	L/C Cust Reference	Site	Trans	Beneficiary	Ctry	Opening Date	Expiry Date	L/C Equiv Liability Balance
878700	U0XX878700	USA	IMLC	[**]	[**]	08/03/2004	12/31/2004	[**]	USD
1C557294H	II0802046012UOXX	HNK	IMLC	[**]	[**]	04/04/2001	03/31/2005	[**]	USD
SM416412	SM416412	USA	SBLC	[**]	[**]	04/04/2001	03/31/2005	[**]	USD
						Appl Name Total:		[**]

						Total:		[**]

BA/ACCPT Summary:

***	END OF OUTSTANDING SUMMARY REPORT

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Schedule 5

Import Letter of Credit Pricing

Import Letter of Credit Processing Fees:

A.	Wachovia Bank Issued Letter of Credit Fees for Urban Outfitters Inc. and affiliates:

	- No fees for Letter of Credit processing
	- Assumes all Letter of Credit processing is out of Wachovia Bank Hong Kong. All LCs will be channeled through a Wachovia Bank branch if Beneficiary is located in a Wachovia network branch market. However if an acceptable accommodation with the vendor cannot be reached, Wachovia will direct the LC to the vendor’s bank

B.	Wachovia Bank Issued Letter of Credit Fees for Urban Outfitters Inc. Beneficiaries

	For Hong Kong Beneficiaries:
	- LC Advising Fee:	$35.00
	- Commission in lieu of exchange	1/4% on first $50,000, 1/8% on balance
	- Transit Commission	Prime +1% for 10 days
	- Discrepancy fee	$65
	- Paying Bank Charge	$42.50
	- Courier fee:	$35
	- Swift/Telex	$15 per page

** All dollar quoted charges are U.S. dollars

	For non-Hong Kong Beneficiaries:
	- Discrepancy fee:	$65
	- Paying Bank Charge:	$42.50
	- Swift/Telex:	$15 per page
	- Handling Commission:	$30

C.	[**]

	[**]

	[**]	[**]
	[**]	[**]

D.	Private Label Letters of Credit Processed through Wachovia Bank Hong Kong

	Option 1: [**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Option 2. [**]

E.	[**]

[**]
	[**]	[**]

[**]
	[**]	[**]
	[**]	[**]

F.	[**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Schedule 6.1(a)

Jurisdictions of Organization and Qualification

Urban Outfitters, Inc.

Organization: Pennsylvania

Qualification: AL, AZ, CA, CO, CT, DC, FL, GA, ID, IL, IN, KS, LA, MD, MA, MI, MN, MO, NC, NE, NJ, NV, NY, OH, OR, PA, RI, SC, TX, UT, VT, VA, WA, WI

Urban Outfitters Wholesale, Inc.

Organization: Pennsylvania

Qualification: CA, NC, NY, PA, IL, SC

UO Fenwick, Inc.

Organization: Delaware

Qualification: PA

U.O.D. Secondary, Inc.

Organization: Delaware

Qualification: None

Urban Outfitters Canada, Inc.

Organization: Ontario, Canada

Qualification: Quebec and British Columbia

Urban Outfitters UK Limited

Organization: United Kingdom

Qualification: None

Anthropologie, Inc.

Organization: Pennsylvania

Qualification: AZ, CA, CO, CT, FL, GA, IL, MA, MD, MI, MN, MO, NC, NJ, NV, NY, OH, OR, PA, TX, UT, VA, WA

Urban Outfitters Ireland Limited

Organization: Ireland

Qualification: None

Anthropologie (Delaware), Inc.

Organization: Pennsylvania

Qualification: DE, NV, PA

Urban Outfitters (Delaware), Inc.

Organization: Pennsylvania

Jurisdiction(s): DE, NV, PA

Urban Outfitters Direct LLC

Organization: Pennsylvania

Qualification: PA, WA

Anthropologie Direct LLC

Organization: Pennsylvania

Qualification: PA, WA

UOGC, Inc.

Organization: Florida

Qualification: None

Urban Outfitters West LLC

Organization: California

Qualification: None

Free People LLC

Organization: Delaware

Qualification: None

Urban Outfitters Holdings LLC

Organization: Pennsylvania

Qualification: None

Anthropologie Holdings LLC

Organization: Pennsylvania

Qualification: None

urbanoutfitters.com LP

Organization: Pennsylvania

Qualification: None

anthropologie.com LP

Organization: Pennsylvania

Qualification: None

Freepeople.com LLC

Organization: Delaware

Qualification: None

Schedule 6.1(b)

Subsidiaries and Capitalization

Corporation	Wholly Owned Corporation	Number of Shares	Par Value Per Share
Urban Outfitters, Inc.		80,945,342	$.0001

Anthropologie, Inc	Urban Outfitters, Inc.	100	$.10
Urban Outfitters Wholesale, Inc	Urban Outfitters, Inc.	1,000	$.10
Urban Outfitters (Delaware), Inc.	Anthropologie, Inc.	10	$.01
U.O.D. Secondary, Inc.	Urban Outfitters, Inc.	10	$.01
UOGC, Inc.	Urban Outfitters, Inc.	1,000	$.01
U.O. Fenwick, Inc.	Urban Outfitters (Delaware), Inc.	1,000	$1.00
Urban Outfitters Canada, Inc	UOD Secondary, Inc.	1,000	$1.00

Urban Outfitters Ireland Limited	UOD Secondary, Inc.	3	1.00	€
Urban Merchandise, Inc.	Anthropologie, Inc.	10	$.01
Urban Outfitters UK Limited	UOD Secondary, Inc.	7,782,336	1.00	€
UO Netherlands BV	UOD Secondary, Inc.
Urban Outfitters Belgium BVBA	UO Netherlands BV
Urban Outfitters | Sverige AB	Urban Outfitters Ireland Limited	15,000	1.00	kr	0.157

Limited Liability Corporation	Member Corporation	Ownership %
Urban Outfitters Direct LLC	Urban Outfitters, Inc.	100.00%
Anthropologie Direct LLC	Urban Outfitters, Inc.	100.00%
Freepeople.com LLC	Urban Outfitters, Inc.	100.00%
Urban Outfitters West LLC	Urban Outfitters (Delaware, Inc.)	100.00%
Urban Outfitters Holdings LLC	Urban Outfitters Direct LLC	100.00%
Anthropologie Holdings LLC	Anthropologie Direct LLC	100.00%
FreePeople LLC	Urban Outfitters Wholesale, Inc.	100.00%
Urban Outfitters Real Estate LLC	Uran Outfitters Real Estate Holding II LLC	100.00%
Urban Outfitters Real Estate Holding I LLC	Urban Outfitters, Inc.	100.00%
Urban Outfitters Real Estate Holding II LLC	Urban Outfitters Real Estate Holding I LLC	100.00%
Urban Outfitters Denmark LLC	Urban Outfitters UK Limited	100.00%

Limited Partnership	Partners	Partnership %
Urbanoutfitters.com LP	Urban Outfitters Holdings LLC	1.00%
	Urban Outfitters Direct LLC	99.0%
Anthropologie.com LP	Anthropologie Holdings LLC	1.00%
	Anthropologie Direct LLC	99.0%

Schedule 6.1(i)

ERISA Plans

Plan	Plan Number
Urban Outfitters 401(k) Savings Plan (formerly Known as Urban Outfitters, Inc. Profit-Sharing Fund prior to July 1, 1999)	002
Urban Outfitters Employee Health Care Plan	501
Urban Outfitters Group Life and Accidental Death and Dismemberment Insurance Plan	502
Urban Outfitters Long-Term Disability Plan	503
Urban Outfitters Employee Dental Care Plan	504

Schedule 6.1(l)

Material Contracts

None

Schedule 6.1(m)

Labor and Collective Bargaining Agreements

None

Schedule 6.1(t)

Debt and Guaranty Obligations

None

Schedule 6.1(u)

Litigation

None

Schedule 10.3

Existing Liens

None

Schedule 10.4 (a)

Existing Loans, Advances and Investments

None

Schedule 10.4(b)

Investment Policies and Guidelines:

[**Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.]

UO FENWICK, INC.

AND COMPANIES

Investment Policy & Guidelines

Effective: September 19, 2002 Revised: February 27, 2007

UO FENWICK, INC.

AND COMPANIES

Investment Policy & Guidelines

Table of Contents

1. Purpose	S-23

2. Investment Goals and Objectives	S-23

3. Investment Authorization	S-24

4. Eligible Investment Managers	S-24

5. Eligible Investments	S-24

6. Investment/Portfolio Restrictions	S-25

7. Compliance and Investment Review	S-26

8. Other	S-26

I.	Purpose

The purpose of this Investment Policy & Guidelines (this “Policy”) is to establish a framework for the investment of assets which represent excess working capital funds of UO Fenwick, Inc. and its non-foreign subsidiaries, which have an identical board of directors’ membership (the “Companies”). This policy is meant to and will at all times conform to the Urban Outfitters, Inc. Corporate Investment Policy, a copy of which will be provided to all investment managers. Specifically, this Policy shall:

1.	Identify investment objectives of the Companies.

2.	Establish acceptable investment guidelines

3.	Specify investment authority and responsibility.

4.	Outline overall funds management strategies and procedures for compliance and review.

UO Fenwick, Inc. and its board of directors will oversee the aggregate investments under this Policy on behalf of the Companies and will be responsible for:

•	monitoring the combined investments of the Companies,

•	ensuring compliance of aggregate investments of the Companies with this Policy,

•	receiving recommendations for Policy updates from the Companies boards of directors,

•	proposing recommended updates to the Policy to the board of directors of Urban Outfitters, Inc.; and

•	all communications with professional investment managers.

Investments will be managed by professional investment managers or in professionally managed investment vehicles. Investment managers will have full discretion within the constraints of this Policy and any specific additional guidelines that may be imposed from time to time by the board of directors of UO Fenwick, Inc. The investment managers will be subject to regular review by the board of directors of UO Fenwick, Inc. to ensure both compliance with this Policy and adherence to sound business judgements.

Investment Goals and Objectives

The goal of the Companies’ investment strategy is to keep the Companies’ cash resources productively employed, in high credit quality instruments so as to preserve principal and capital balances. The overall investment strategy should ensure that the liquidity necessary to support the Companies’ short and long-term operating objectives and strategic goals is maintained.

The specific objectives of the investment strategy in order of priority are as follows:

1.	Preservation of principal/capital.

2.	Maintenance of liquidity requirements.

3.	Optimum after-tax return on investment.

Investment Authorization

The following Companies’ personnel individually have the authority to initiate and direct investment transactions which conform to the parameters of this Policy:

President

Vice Presidents

Treasurer

Additionally, the professional investment managers are granted full discretion to buy, sell, invest and reinvest a portion of the Companies’ assets consistent with this Policy. The investment managers have been chosen in part because of its particular investment strategy and emphasis. The investment managers have advised the Companies that the following investment guidelines will not require the investment manager to deviate from that particular strategy and emphasis.

A. Eligible Investment Managers

The Companies will periodically evaluate its investment managers and will, as necessary from time to time, select investment managers from the list noted as Exhibit A and attached to this Policy.

Eligible Investments

Investments may be made only in the following instruments: [**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Investment/Portfolio Restrictions

Investments will be made in U.S. dollars only. Assets may be invested in securities with a maximum maturity of [**].

No more than [**] may be held for investment with any one professional investment manager.

At time of purchase, no one issuer will represent more than [**] of the total professional investment manager’s account or [**] individually, and no more than [**] of total issue size outstanding, excluding consideration for U.S. government obligations, money market funds and overnight securities. In order to meet short-term cash requirements, a portion of the funds, as directed by the Companies from time to time, managed in each investment manager’s portfolio must be maintained in instruments that provide liquidity on a daily basis.

Each investment manager’s portfolio shall exclude structured note activity and any derivative, with the exception of puts purchased for hedging purposes.

For other than money market funds which are eligible investments, the Companies may not invest in mutual funds unless approved by the board of directors of UO Fenwick, Inc.

The Companies will not borrow funds for investment purposes or engage in short sales. The investment manager does not have authority to borrow on behalf of the Companies.

The Companies may, from time to time, enter into certain financing arrangements which require additional restrictions on the investment of its cash resources. It is understood that any such restrictions would supersede this Policy for the duration of their applicability.

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

Compliance and Investment Review

The board of directors of UO Fenwick, Inc. will meet on a regular basis to review the Companies’ aggregate investment performance and compliance with this Policy. If necessary, the board of directors of UO Fenwick, Inc. will meet with each professional investment manager periodically.

All investment managers retained by the Companies will certify in writing to UO Fenwick, Inc. at least quarterly that the operation of its account has been in compliance with this Policy and all specific guidelines set forth herein. In the event a manager finds itself out of compliance at any time, through inadvertence or otherwise, the manager will promptly notify UO Fenwick, Inc. in writing and take remedial action. Any trade or transaction which is not in compliance with this Policy at time of purchase must be reversed by the manager. The investment manager will be responsible to return to the Companies all funds invested in the particular trade or transaction plus, if applicable, all interest or monies earned.

After transactions have been placed, all investment managers will notify UO Fenwick, Inc. immediately of any downgrades in rating not in compliance with this Policy and will seek direction from UO Fenwick, Inc.’s authorized officers regarding action(s) to be taken.

Other

This Policy will be reviewed periodically by the Companies boards of directors and revised or confirmed as appropriate. Revisions to the Policy recommended by the Companies will be forwarded to the board of directors of UO Fenwick, Inc. for further consideration.

By initial and continuing acceptance of this Policy and all related specific guidelines, each manager concurs with the provisions contained herein. Each manager is encouraged to recommend to UO Fenwick, Inc. changes to this Policy and specific guidelines which may improve performance of the portfolio. If at any time a manager believes its objectives cannot be met due to the provisions of this Policy and specific guidelines or for any other reason, the board of directors of UO Fenwick, Inc. shall be notified in writing.

The investment managers will, on at least an annual basis, provide UO Fenwick, Inc. with written certification that:

•	its current systems and related processes produce accurate financial information and data,

•	its current systems have been tested by an outside third party and have received an unqualified opinion as to the integrity of data, and

•	that the investment managers have a disaster recovery system in place which is functioning properly so as to protect the Companies’ assets and data.

In addition, investment managers will maintain appropriate insurance coverages to protect the Companies’ assets and will provide, as required, certificates of insurance which detail the amounts of these insurance coverages currently in place.

UO FENWICK INC. AND COMPANIES

INVESTMENT POLICY & GUIDELINES

EXHIBIT A

Eligible Investment Managers

[**]

**	Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

EXHIBIT I

Form of Continuing Letter of Credit Agreement

Wachovia

CONTINUING LETTER OF CREDIT AGREEMENT

In consideration of the Bank (as defined below) in its discretion issuing from time to time letters of credit whether documentary or standby and all amendments thereto (hereinafter each individually, and all collectively called the “Credit”) substantially in accordance with an Application (as defined below) for a Credit tendered to the Bank the undersigned (hereinafter, individually and collectively, the “Applicant”) agrees:

1. Definitions. As used herein: (A) “Agreement” means each Application by the Applicant for a Credit and this Continuing Letter of Credit Agreement, as each may be modified; (B) “Application” means, if Applicant uses electronic communication facilities to apply for or instruct the Bank as to the contents of a Credit, information sufficient to enable the Bank to prepare and issue or amend a Credit for Applicant’s account transmitted by electronic message (which may, but need not, be computer generated), including facsimile, directed to the Bank by Applicant using such identification codes, passwords, and other security procedures as the Bank and Applicant may agree are commercially reasonable from time to time; or a written and signed application with sufficient information delivered to the Bank to enable it to prepare and issue or amend a Credit for Applicant’s account; (C) “Bank” means Wachovia Bank, National Association and all of its branches, whether in the United States or foreign and any of Bank’s affiliates that issue letters of credit; Applicant authorizes and directs the Bank to select the branch or affiliate which will issue or process any Credit; and for the purposes of Sections 4, 7 and 9, “Bank” includes correspondents of Bank; (D) “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close at the place where Bank is obligated to honor a presentation or otherwise act under the Credit or this Agreement; (E) “Collateral” means (i) all Applicant’s Property (as hereinafter defined) now or hereafter in possession or control of Bank or its agents, affiliates or representatives (for any purpose) or in transit to or from Bank, (ii) all Property shipped or warehoused under or in connection with any Credit or any Draft; (iii) all documents, Drafts, bills of exchange, certificates of origin, inspection certificates, consular documents, invoices, bills of lading, warehouse receipts and other documents of title, whether negotiable or non-negotiable, respecting such Property or otherwise related to any Credit or any Draft; (iv) all policies and certificates of insurance respecting such Property, or otherwise related to the Credit or any Draft; (v) all other Property which is related to the Credit or any Draft; (vi) other Property described on an Exhibit hereto or in any other security agreement from Applicant to the Bank, if any; and (vii) all proceeds and products of the foregoing, now or later existing; (F) “Draft” means any draft (sight or time), receipt, acceptance, cable, SWIFT or other written demand for payment; (G) “Event of Default” means (i) failure to pay or perform any of the Obligations when due; (ii) termination of Applicant’s existence; (iii) institution of any proceeding under any law relating to bankruptcy, insolvency or reorganization by or against Applicant, or the appointment of a receiver or similar official for Applicant or any of Applicant’s property; (iv) seizure or forfeiture of Applicant or any of its property; (v) a change in control of Applicant; (vi) attachment or restraint of or other legal process against property in which Applicant has an interest in the control of Bank or any third party on behalf of Bank; (vii) any statement to Bank made by Applicant or on its behalf is incorrect or misleading; (viii) Applicant’s failure to provide Bank on request any books and records; (ix) Applicant’s failure to withhold, collect or pay any tax when assessed or due; (x) occurrence of any of the above with respect to any guarantor of any Obligations and if there is more than one party as Applicant, the occurrence of any of the foregoing regarding any one, some, or all of such parties; or (xi) any other act or circumstance leading Bank in good faith to deem itself insecure; (H) “Good Faith” means honesty in fact in the conduct or transaction concerned; (I) “ISP 98” means the International Standby Practices, International Chamber of Commerce (“ICC”) Publication No. 590, or any subsequent revisions or restatement thereof which may be adopted by the ICC and in use by the Bank; (J) “Jurisdiction” means the state in the United States where the Bank’s branch which maintains Applicant’s major deposits is located, or if Applicant does not have deposits with the Bank, the Bank’s office in a state of the United States where Applicant’s major banking relationship with it is conducted; if neither of the foregoing apply, then jurisdiction shall mean New York City, New York; (K) “Obligations” means all obligations of any, some or all of parties comprising the Applicant to Bank now or hereafter existing under the Agreement or otherwise; (L) “Prime Rate” means that changing rate of interest announced publicly from time to time by Bank as its Prime Rate; (M) “Property” means all present and future inventory, equipment, farm products and other goods, documents, policies and certificates of insurance, securities, securities entitlements, securities accounts, financial assets, investment property, instruments, letters-of-credit and letter-of-credit rights, chattel paper, accounts, general intangibles, money, and any and all other types of property (including, but not limited to, deposit accounts and certificates of deposit), together with all cash and non cash proceeds and products thereof, and all Applicant’s rights thereto and all documents relative thereto; and (N) “UCP” means the Uniform Customs and Practice for Documentary Credits, ICC Publication Number 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by the Bank. Terms not defined herein will, if defined therein, have the same meaning as given in the Uniform Commercial Code as amended from time to time.

2. Applicant’s Reimbursement of Bank: (A) Applicant shall pay Bank on demand in immediately available funds (in United States currency) (i) the amount of each Draft drawn or purporting to be drawn under the Credit (whether drawn before, on or after the expiry date stated in the Credit); provided that if the Credit provides for acceptance of a time draft or incurrence of a deferred payment obligation, reimbursement shall be due sufficiently in advance of its maturity to enable the Bank to arrange for its cover in same day funds to reach the place where it is payable no later than the date of its maturity; (ii) any amount by which Bank’s cost of payment under the Credit exceeds the amount paid by Applicant; (iii) interest on all amounts not paid when due at a fluctuating rate per annum equal to the Prime Rate plus 2%, but in no event at an interest rate exceeding the highest rate permitted by applicable law. (B) Foreign Currency. If the Draft is payable in other than U.S. currency, Applicant will pay Bank the amount in U.S. currency from Bank at Bank’s current selling rate of exchange for delivery to the place of payment in the currency and amount in which such Draft was drawn. If there is no current selling rate of exchange generally offered by Bank for effecting such payment, Applicant will pay Bank on demand an amount which Bank deems necessary to pay or provide for the payment of the Obligations, and Applicant shall remain liable for any deficiency which may result if such amount in U.S. currency proves to be insufficient to effect full payment or reimbursement to Bank at the time when such rate of exchange shall again be current. (C) Fees Costs and Expenses. Applicant will pay Bank (i) fees in respect of the Credit at such rates and times as Applicant and Bank may agree in writing or, in the absence of such an agreement, in accordance with Bank’s standard fees then in effect (including, if applicable, application fees, issuance fees, maintenance fees, amendment fees, drawing fees, discrepancy fees, acceptance or deferred payment obligation fees, transfer fees and assignment of letter of credit proceeds fees); and (ii) on demand, all costs and expenses that Bank incurs in connection with the Credit or this Agreement, including (a) reasonable attorneys’ fees and disbursements and other dispute resolution expenses to protect or enforce Bank’s rights or remedies under or in connection with the Credit, this Agreement or any separate security agreement, guaranty or other agreement or undertaking supporting this Agreement or to respond to any notice of forgery, fraud, abuse or illegality in connection with this Agreement, the Credit, any presentation under the Credit or any transaction underlying the Credit (including an active defense by Bank in any action in which an injunction is sought or obtained against presentation or honor), (b) costs and expenses in connection with any requested amendment to or waiver under the Credit or this Agreement, (c) costs and expenses in complying with any governmental exchange, currency control or other laws, rules or regulations of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency, (d) any stamp taxes, recording taxes, or similar taxes or fees payable in connection with the Credit or this Agreement, and (e) any adviser, confirmer, or other nominated person fees and expenses that are chargeable to Applicant or Bank. References in this Agreement to attorneys’ fees and disbursements shall include any reasonably allocated costs of internal counsel. (D) Increased Costs and Taxes. Applicant shall pay Bank on demand increased costs or Bank’s reduction in yield from any new or changed reserve, capital, special deposit, tax, insurance or other requirement or guideline affecting the Bank’s or its parent’s contingent or absolute rights or obligations under or in connection with this Agreement or any Credit provided the Bank acts reasonably to avoid or minimize the increased costs or reduction in the yield and computes the same on a reasonable basis. Applicant agrees that all payments hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes other than federal and state income and franchise taxes imposed on the Bank. (E) Automatic Debit for Payment. Applicant authorizes Bank to debit any of Applicant’s accounts at Bank for any payments due under this Agreement, Applicant further certifies that it holds legitimate ownership of each of these accounts and preauthorizes this debit as part of its ownership rights.

3. Independence; Applicant Responsibility. Applicant is responsible for preparing or approving the text of the Credit as issued by Bank and as received by any Beneficiary, including responsibility for any terms and conditions thereof that are ineffective, ambiguous, inconsistent, unduly complicated, or reasonably impossible to satisfy. Applicant’s ultimate responsibility for the final text shall not be affected by any assistance Bank may provide such as drafting or recommending text or by Bank’s use or refusal to use text submitted by Applicant. Bank does not represent or warrant that the Credit will satisfy Applicant’s requirements or intentions. Applicant is responsible for the suitability of the Credit for Applicant’s purposes. Applicant will examine the copy of the Credit, and any other documents sent by Bank in connection with the Credit, and shall notify Bank of any non-compliance with Applicant’s instructions, and of any discrepancy in any document under any presentment or other irregularity, within 3 Business Days after Applicant receives or should have received any of such documents (the “Required Time”); provided, however, if the end of the Required Time falls on a weekend or Bank holiday, the deadline shall be extended to the end of the next Business Day. Applicant’s failure to give timely and specific notice during the Required Time of objection shall automatically waive Applicant’s objection, authorize or ratify Bank’s action or inaction, and preclude Applicant from raising the objection as a defense or claim against Bank

4. Claims Against Bank; Waivers; Exculpations; Limitations of Liability, Ratification; Accounting. (A) Applicant’s Obligations shall be irrevocable and unconditional and performed strictly in accordance with the terms of this Agreement, irrespective of: (i) any change or waiver in the time, manner or place of payment of or any other term of the Obligations (including any release) of any other party who, if applicable, has guaranteed or is jointly and severally liable for any of the Obligations or granted any security therefore; (ii) any exchange, change or release of any Collateral or other collateral (including any failure of Bank to perfect any security interest therein), for any of the Obligations, (iii) any presentation under the Credit being forged, fraudulent or any statement therein being untrue or inaccurate, (iv) any agreement by Bank and any Beneficiary extending or shortening Bank’s time after presentation to examine documents or to honor or give notice of discrepancies. (B) Without limiting the foregoing, it is expressly agreed that the Obligations of Applicant to reimburse or to pay Bank pursuant to this Agreement will not be excused by ordinary negligence, gross negligence, wrongful conduct or willful misconduct of Bank. However, the foregoing shall not excuse Bank from liability to Applicant in any independent action or proceeding brought by Applicant against Bank following such reimbursement or payment by Applicant to the extent of any unavoidable direct damages suffered by Applicant that are caused directly by Bank’s gross negligence or willful misconduct; provided that (i) Bank shall be deemed to have acted with due diligence and reasonable care if it acts in accordance with standard letter of credit practice of commercial banks located in the place that the Credit is issued; and (ii) Applicant’s aggregate remedies against Bank for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by Applicant to Bank with respect to the honored presentation, plus interest. (C) Without limiting any other provision of the Agreement, Bank and, as applicable, its correspondents: (i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by Applicant, whether or not given or signed by an authorized person; (ii) shall not be responsible for any acts or omissions by, or the solvency of, any Beneficiary, any nominated person or any other person; (iii) May honor any presentation or drawing under the Credit that appears on its face substantially to comply with the terms and conditions of the Credit; (iv) (a) may permit partial shipment under the Credit, except as otherwise expressly stated in the Credit, and may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of the Credit and the total quantity to be shipped under the Credit, and (b) if the Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods, and the relative Drafts may be honored; (v)may disregard any requirement of the Credit that presentation be made to it at a particular place or by a particular time of day (but not any requirement for presentation by a particular day) or that notice of dishonor be given in a particular manner, and Bank may amend or specify any such requirement in the Credits; (vi) may accept as a draft any written or electronic demand or request for payment under the Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Credit; (vii) may discount or authorize the discount of any accepted draft or deferred payment obligation incurred under any Credit; (viii) may honor, before or after its expiration, a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromises any claim that is wrongfully dishonored or otherwise, and shall be entitled to reimbursement to the same extent (if any) as if it had initially honored plus reimbursement of any interest paid by it; (ix) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a draft or other document is being separately delivered) and shall not be liable for any failure of any Draft or document to arrive or to conform with the Draft or document referred to in the statement or any underlying transaction; (x) may retain proceeds of the Credit based on a valid exercise of Bank’s set off rights or an apparently applicable attachment order or blocking regulation; (xi) may select any branch or affiliate of Bank or any other bank to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located; (xii) shall not be responsible for any other action or inaction taken or suffered by Bank or its correspondents under or in connection with the Credit, with any presentation thereunder or with any Collateral, if required or permitted under any applicable domestic or foreign law or letter of credit practice. Examples of laws or practice that may be applicable, depending upon the terms of the Credit and where and when it is issued, include the UCC, the Uniform Rules for Demand Guarantees (“URG”) the UCP, the ISP, published rules of practice, applicable standard practice of banks that regularly issue letters of credit, and published statements or interpretations on matters of standard bank practice. (D) Applicant’s taking control, possession or retention of any documents presented under or in connection with the Credit (whether or not the documents are genuine) or of any Property for which payment is supported by the Credit, shall ratify Bank’s honor of the documents and preclude Applicant from raising a defense, set-off or claim with respect to Bank’s honor of the documents. (E) Neither Bank nor any of its correspondents shall be liable in contract, tort, or otherwise, for any punitive, exemplary, consequential, indirect or special damages. Any claim by Applicant under or in connection with this Agreement or the Credit shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by Applicant as a result of the breach or other wrongful conduct complained of; and (ii) the amount (if any) of the loss that would have been avoided had Applicant taken all reasonable steps to mitigate any loss, including by enforcing its rights in the transaction(s) underlying the Credit, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Bank to effect a cure.

5. Security Agreement. The provisions of this Section shall only supplement, not supersede, provisions of any other security agreement in favor of Bank which are inconsistent herewith. (A) Security Interest. As security for the payment and performance of the Obligations, Applicant assigns, pledges and grants to Bank a security interest in the Collateral. The security interest of Bank in Collateral shall continue until all Obligations are repaid, and shall not be invalidated by reason of the delivery or possession of the Property to Applicant or anyone else. (B) Subrogation. As additional security for the Obligations, Bank shall be subrogated to the Applicant’s rights in respect of any transaction in any way related to the Credit or any Drafts, including rights against Beneficiary or any collateral. (C) Additional Collateral. If at any time Bank, in its discretion, requires additional collateral for any Obligations, Applicant will, on demand, provide additional collateral of a type and value satisfactory to Bank, and/or make such cash payment as Bank may require. If Applicant has executed or, at any time, executes another security agreement with Bank, the collateral described therein, unless specifically excluded, shall constitute additional collateral for the Obligations. (D) Actions Regarding Collateral. Applicant will execute and deliver to Bank any documents, and take any action, which Bank deems necessary or desirable to evidence or perfect any security interest in favor of Bank, to acquire possession of any Property, or to protect Bank’s interests with respect to any Collateral, including, without limitation, transferring or registering Property in the name of Bank; in order to accomplish any of the foregoing, Bank may, at its option, at any time and without notice to Applicant, transfer to, or register in the name of, Bank or its nominees any Collateral; and further, Bank is irrevocably appointed as attorney-in-fact for Applicant and authorized, without notice to Applicant, to execute and deliver all such documents and to take all such actions on behalf of Applicant, including, without limitation, the execution, delivery and/or filing of collateral control agreements, financing statements and trust receipt statements. This appointment is coupled with an interest. (E) Care of Property; Modification. Bank will exercise care in the preservation of Collateral if such Property is in the custody of Bank; provided, however, its standard of care for Property in its custody is the lesser of that required by applicable law or that requested by Applicant in writing. Applicant shall remain obligated under the terms of the Agreement notwithstanding the release or substitution of any Collateral at any time(s), or any delay, extension of time, renewal, compromise or other indulgence granted by Bank related to any Obligations, or to any promissory note, Draft, bill of exchange or other instrument related to any Obligations. Applicant waives notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and consents to be bound thereby as fully as if Applicant had expressly agreed thereto in advance. The proceeds of any Collateral may be applied, in whole or in part, by Bank to pay any matured, or to anticipate the payment of any unmatured, Obligations.

6. Communications. (A) Internet. Applicant may electronically initiate the issuance and amendment of any Credit and retrieve or send information about any outstanding Credit by accessing an internet site maintained by the Bank (the “Web Site”) through Applicant’s computer equipment and web browser software. Applicant is responsible to provide its own computer equipment and web browser software and shall be responsible for all acquisition, installation, repair and maintenance costs associated therewith. Applicant shall select its own internet service provider. Applicant shall comply promptly with all instructions on the Web Site governing its use and the security measures to be maintained in connection with its use. Applicant authorizes the Bank to receive data and act upon Applicant’s requests which Bank receives over the Web Site. Applicant agrees that Bank may rely on the authenticity and accuracy of messages and information received by Bank on the Web Site purporting to be from the Applicant. Applicant agrees: (i) to protect all assigned operator identification passwords and accepts full responsibility for any compromise of security;(ii) to limit access to the Web Site to those persons authorized by Applicant through the use of security procedures implemented and enforced by the Applicant; (iii) accurately to input any data fields necessary to initiate, release or cancel any transaction; (iv) to access the Web Site as often as necessary consistent with Applicant’s business activities it conducts on the Web Site, which may be daily, and retrieve and review outstanding Credit detail reports; and (v) to notify the Bank promptly of any error or defect in the report. Applicant acknowledges and understands that the instructions sent by it through the internet to the Bank and the information retrieved by the Applicant from the Web Site through the internet will be encrypted, but that such encryption is not completely secure and is not free from errors, poor transmissions, interception, forgery, viruses, tampering, destruction, deciphering or other delay or casualty. The Bank shall not be liable for any loss, claim or liability, cost or expense arising from: (a) any of the foregoing; (b) failure of any internet service provider to provide its services; (c) failure of communications media, legal restrictions; (d) act of God, fire or other catastrophe, computer failure or any other cause or circumstance beyond the Bank’s control; (e) any unauthorized person’s use of or access to the Web Site; or (f) failure of Applicant to report errors or defects promptly. (B) Electronic Systems. Applicant may desire to transmit and receive by means of facsimile, open internet communication, or other unguarded electronic communications (hereinafter collectively the “electronic systems”) Applications and other paper-writings to or from the Bank. To induce the Bank to accept communication via electronic systems, Applicant shall: i) ensure that its officers, agents and employees, will at all times follow and maintain the integrity of any security established by the Applicant and the Bank; ii) immediately notify the Bank in the event that Applicant should have reason to believe that the security established for electronic systems transmission has been breached or compromised in any manner; iii) ensure that only authorized personnel selected and controlled by the Applicant request action(s) by transmittal of document(s) by electronic systems; iv) ensure that any documents transmitted to the Bank by means of electronic systems shall be a complete and accurate copy and if signed be executed by personnel authorized by the Applicant; and v) maintain its software and equipment and any privacy control device within such software or equipment without any reliance on or responsibility by the Bank. The Applicant acknowledges and agrees that the Bank shall: i) not be responsible to the Applicant for any loss or damage arising from the use of unguarded electronic systems, including access or misuse of Applicant’s confidential information, transmission of a virus, or failed, incomplete or inaccurate transmission; ii) not be responsible to assure that, its software and equipment for receiving messages or documents from electronic systems will be compatible with that of Applicant or available at all times for Applicant’s use; iii) have absolute discretion but without liability, for any reason whatsoever, not to act upon documentation received by electronic systems; provided, however, that the Bank shall notify the undersigned promptly should it elect to defer action until the original documentation is physically presented to the Bank; iv) without any liability on its part to do so, have the right at its discretion to make further inquiries and demand further verification to determine the validity of any document prior to taking any action; and v) have the right to assume that any reproduction of documentation received by electronic systems constitutes a full, complete and accurate reproduction of the original documentation and that all signatures are authorized and genuine. (C) Indemnity. Separate and independent from any other indemnity set forth in this Agreement, the Applicant hereby indemnifies and holds the Bank harmless against any and all loss, liability, damage or expenses of whatever kind and nature arising from Bank’s acceptance and/or delivery of information and Applications over its Web Site or by electronic systems.

7. Two Parties Signing Agreement. (A) Co-Applicants. If the Agreement is signed by two or more Applicants, it shall be the joint and several obligation of each. Bank shall designate              in the Credit as account party and              as Applicant, who without joinder of the account party shall have the exclusive right to issue all instructions on any matters relating to the Credit. If the foregoing information is left blank or incomplete, the Bank at its discretion may accept an Application, or seek instruction, from any Applicant regarding a Credit, including, without limitation, any amendment thereto or waiver of any discrepancy thereunder, and until Bank at the office at which the relevant Credit is issued actually receives written notice of revocation, each Applicant shall be bound by and hereby affirms the instructions of the other. (B) Financial Institution as Customer. If the Agreement is signed as Applicant or co-Applicant by a bank, trust company or other financial institution for its customer, such Applicant appoints Bank as its agent to issue the Credit. Such Applicant and its customer agree to act in accordance with and be subject to the Agreement. If such Applicant is required (i) to reimburse Bank; (ii) to pay Bank in the Event of Default; (iii) to indemnify Bank; or (iv) to provide collateral, then its customer agrees to reimburse, pay or indemnify Applicant for the full amount of those payments and to provide the requisite collateral. In addition, the customer agrees to obtain such Applicant’s consent before agreeing to waive any discrepancy in the documents related to the Credit or to waive or amend any terms of the Agreement or the Credit.

8. Event of Default. On and after any Event of Default: (A) the amount of the Credit, as well as any other Obligations, shall, at Bank’s option, become due and payable immediately without demand or notice to Applicant or if contingent, may be treated by Bank as due and payable for its maximum face amount; (B) Bank may set off and apply any deposits or any other indebtedness at any time owing by Bank to or for Applicant’s credit or account against any matured or unmatured Obligations, irrespective of whether or not Bank shall have made any demand under the Agreement and although such deposits, indebtedness or Obligations may be unmatured or contingent; (C) Bank may exercise all rights and remedies available to it in law or equity; and (D) in respect of any Collateral, Bank may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law and also may, without notice except as required by law, sell such Property or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and on such other terms as Bank may deem commercially reasonable. Written notice mailed or delivered to Applicant at the address specified in the Agreement at least five business days prior to the date of public sale or prior to the date after which private sale is to be made shall be reasonable, adequate notice. Applicant will pay on demand all costs and expenses (including reasonable attorneys fees and legal expenses, incurred prior to or after a bankruptcy filing) related to the custody, preservation or sale of, or collection from, or realization upon, any of such Property and related to the collections of the Obligations and the enforcement of Bank’s rights against Property. In the event of sale of or collection from the Collateral, Bank may in its discretion hold the proceeds as Collateral or apply the proceeds as Bank deems appropriate to the payment of costs and expenses or to one or more of the Obligations, whether or not then due.

9. Indemnification. Applicant will indemnify and hold harmless Bank and its officers, directors, affiliates, employees, attorneys and agents (each, an “Indemnified Party”) from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and disbursements and other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection) that arise out of or in connection with: (A) the Credit or any pre-advice of its issuance; (B) any payment or action taken or omitted to be taken in connection with the Credit or this Agreement (including any action or proceeding to (i) restrain any presentation, (ii) compel or restrain any payment or the taking of any other action under the Credit, (iii) obtain damages for wrongful dishonor or honor of the Credit or for breach of any other duty arising out of or related to the Credit, (iv) compel or restrain the taking of any action under this Agreement or (v) obtain similar relief (including by way of interpleader, declaratory judgment, attachment or otherwise), regardless of who the prevailing party is in any such action or proceeding); (C) an adviser or a confirmer or other nominated person seeking to be reimbursed, indemnified or compensated, (D) any beneficiary requested to issue its own undertaking seeking to be reimbursed, indemnified or compensated or (E) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of letter of credit proceeds, or holder of an instrument or document; (F) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement, the Collateral or the Credit; (G) the release by Applicant of any Credit to any third party prior to its issuance by the Bank; or (H) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (including with respect to any document or property received under this Agreement or the Credit ) or any other cause beyond the Bank’s control, except to the extent such liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified party’s gross negligence or willful misconduct. Applicant will pay on demand from time to time all amounts owing under this section. If and to the extent that the obligations of Applicant under this section are unenforceable for any reason, Applicant agrees to make the maximum contribution to the payment of such obligation that is permissible under applicable law.

10. Governing Law; UCP, ISP 98. The UCP or ISP 98 as applicable to each Credit governs this Agreement and is incorporated herein. Subject to the other provisions of the Agreement, the Agreement shall be governed by and construed in accordance with the substantive laws of the Jurisdiction, without regard to conflicts of law principles, except to the extent that such law is inconsistent with the UCP or ISP 98, as applicable. In the event any provision of the UCP or ISP 98, as applicable, is or is construed to vary from or be in conflict with any provision of any applicable law of the Jurisdiction or the federal law of the United States, to the extent permitted by law, the UCP or the ISP 98, as applicable, shall govern or be read to explain the applicable law. Unless Applicant specifies otherwise in its application for the Credit, Applicant agrees that Bank may issue the Credit subject to the UCP or ISP 98 or, at Bank’s option, such later revision of either thereof as is in effect at the time of issuance of the Credit. Bank’s privileges, rights and remedies under the UCP, ISP 98 or such later revision shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. The UCP and ISP 98 shall serve, in the absence of proof to the contrary, as evidence of standard practice with respect to the subject matter thereof.

11. Savings Clause. Whenever possible, each provision of the Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

12. Bankruptcy and Forfeiture Reinstatement. If any consideration transferred to Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of (A) a subsequent bankruptcy or insolvency proceeding; (B) any forfeiture or in rem seizure action or remedy; (C) any fraudulent transfer or preference action or remedy; or (D) any other criminal or equitable proceeding or remedy, then Bank may at its option recover the Obligations or the consideration so voided from Applicant. In such event, Bank’s claim to recover the voided consideration shall be a new and independent claim arising under the Agreement, and shall be jointly and severally due and payable immediately by Applicant.

13. Miscellaneous. The rights and remedies granted to Bank in the Agreement are in addition to all other rights or remedies afforded to Bank under applicable law, equity or other agreements. The terms of the Agreement may not be waived or amended, unless the parties consent in writing. The Agreement shall be binding on Applicant’s heirs, executors, administrators, successors and permitted assigns, and shall inure to the benefit of Bank’s successors and assigns. Bank can assign this Agreement and its rights to reimbursement regarding any Credit without Applicant’s consent. Applicant shall not assign any rights or remedies related to the Agreement or the Credit without written consent of the Bank. Any notice to Applicant, if mailed, shall be deemed given when mailed, postage paid, addressed to Applicant at the address on the Application or such other address furnished by Applicant to Bank. This Section shall not be deemed to be an exclusive list of each means of notice from one party to the other. The Agreement will continue in full force and effect until the expiration or cancellation of each Credit and all outstanding Obligations have been satisfied in a manner satisfactory to Bank, and Applicant requests termination in writing. Applicant will comply with all laws, regulations and customs now or hereafter applicable to the Agreement or to the transaction related to the Credit, and will furnish evidence of compliance as Bank may require. Applicant shall maintain or cause to be maintained insurance covering any Property for which payment is supported by a Credit in amounts, from insurers, or through parties satisfactory to the Bank and will furnish such evidence of insurance as and when Bank may require. This Agreement contains the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of this Agreement.

14. Consent to Jurisdiction and Venue. IN ANY PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, APPLICANT IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE JURISDICTION AND AGREES NOT TO RAISE ANY

OBJECTION TO THE JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN THE JURISDICTION. APPLICANT AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO IT.

15. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, APPLICANT AND WHEN IT ISSUES A CREDIT, BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO THE AGREEMENT OR THE CREDIT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO ISSUE THE CREDIT.

16. Effectiveness of Agreement. Applicant agrees that the terms and conditions of this Continuing Letter of Credit Agreement shall be continuing and shall apply to any Credit currently, or in the future, issued by the Bank on Applicant’s behalf.

Very truly yours,

(Corporation or Firm Name of Applicant)

By:	Date:

(Authorized Signature and Title)

By:	Date:

(Authorized Signature and Title)

(Corporation or Firm Name of Applicant)

By:	Date:

(Authorized Signature and Title)

By:	Date:

(Authorized Signature and Title)

EXHIBIT II

FORM OF JOINDER TO

GUARANTY AGREEMENT

By executing this Joinder to Guaranty Agreement, the undersigned hereby acknowledges and agrees that (a) it has read that certain Guaranty Agreement (the “Guaranty”), dated September 23, 2004, by certain affiliates of Urban Outfitters, Inc. (“Urban”), in favor of Wachovia Bank, National Association executed and delivered in connection with that certain Amended and Restated Credit Agreement, dated as of September 23, 2004, by and among Urban, the other Borrowers (as defined therein), the Lenders referred to therein, and Wachovia Bank, National Association (for itself and as the Administrative Agent (in such capacity, the Administrative Agent”), and (b) from and after the date of this Joinder, (i) it makes each of the representations and warranties made by a Guarantor as though fully set forth herein, agrees to the covenants set forth in the Guaranty, and shall be bound by all of the terms and conditions of, and shall be an additional Guarantor under, the Guaranty, (ii) represents that its address for notices is as set forth below; and (iii) it is and shall be for all purposes a Guarantor thereunder.

Attest:	[GUARANTOR]

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:

EXHIBIT III

FORM OF THIRD AMENDED AND RESTATED NOTE

$60,000,000	September , 2007

FOR VALUE RECEIVED, the undersigned, URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania (“Urban”), and each Subsidiary of Urban listed on Schedule 1 to the Credit Agreement referred to below (Urban and each such Subsidiary, each a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of Wachovia Bank, National Association (the “Lender”), at the office of the Administrative Agent and times provided in the Credit Agreement referred to below, the principal sum of Sixty Million Dollars ($60,00,000) or, if less, the principal amount of all Loans made by the Lender from time to time pursuant to that certain Amended and Restated Credit Agreement dated September 23, 2004 (as amended through the date hereof, and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrowers, the Lender, the other lenders referred to therein, and Wachovia Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Third Amended and Restated Note (this “9/07 Note”) from time to time outstanding is subject to repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this 9/07 Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This 9/07 Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the collateral for this 9/07 Note, if any, and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this 9/07 Note and on which such Obligations may be declared to be immediately due and payable.

This 9/07 Note evidences and constitutes the restatement, renewal and modification of that certain Second Amended and Restated Note, dated May 31, 2007 (the “Existing Note”), which, in turn, amended and restated that certain Amended and Restated Note dated May 16, 2005 from the Borrowers to the Lender in the original principal amount of $42,500,000 (the “Amended and Restated Note”), which, in turn, amended and restated that certain Note dated September 23, 2004 from the Borrowers to the Lender in the original principal amount of $35,000,000 issued pursuant to the Credit Agreement (the “Prior Note”). Such Prior Note constituted the restatement, renewal and modification of that certain Promissory Note dated September 12, 2001 from the Borrowers to the Lender, in the original principal amount of $25,000,000 issued pursuant to the Existing Credit Agreement and the amendments thereto (as amended and/or restated from time to time prior to the date hereof, the “Original Note” and together with the Existing Note, the Amended and Restated Note, and the Prior Note, the “Existing Notes”). The execution and delivery of this 9/07 Note shall not in any circumstances be deemed to have terminated, extinguished, released or discharged the Borrowers’ indebtedness under the Existing Notes, which indebtedness shall continue under and be governed by this 9/07 Note and the Credit Agreement. This 9/07 Note shall, for all purposes, be deemed the “Note” in connection with any of the documents executed and delivered in connection with or pursuant to the Existing Note.

THIS 9/07 NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this 9/07 Note.

IN WITNESS WHEREOF, the undersigned have executed this Third Amended and Restated Note under seal as of the day and year first written above.

[CORPORATE SEAL]	URBAN OUTFITTERS, INC.,
as a Borrower

By:
Name:
Title:

[CORPORATE SEAL]	U.O. FENWICK, INC.,
as a Borrower

By:
Name:
Title:

[CORPORATE SEAL]	URBAN OUTFITTERS (DELAWARE), INC.,
as a Borrower

By:
Name:
Title:

[CORPORATE SEAL]	URBAN OUTFITTERS UK LIMITED,
as a Borrower

By:
Name:
Title:

[CORPORATE SEAL]	URBAN OUTFITTERS IRELAND LIMITED,
as a Borrower

By:
Name:
Title:

EXHIBITS IV AND V

FORM OF FINANCIAL CONDITION AND

OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania (“Urban”), and each Subsidiary of Urban set forth on Schedule 1 to the Credit Agreement referred to below (Urban and each such Subsidiary, each a “Borrower” and collectively, the “Borrowers”), hereby certifies to the Administrative Agent and the Lenders referred to below, as follows:

1. This Certificate is delivered to you pursuant to Sections 17(f) and (i) of that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of the date hereof (the Second Amendment”), by and among the borrowers, the Lenders referred to therein and Wachovia Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement dated September 23, 2004 by and among the Borrowers, the Lenders referred to therein and Wachovia Bank, as Administrative Agent, as amended by the First Amendment to the Amended and Restated Credit Agreement dated November 30, 2006 and the Second Amendment (as may be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

2. I have reviewed the financial statements of Urban and its Consolidated Subsidiaries dated as of                      and for the                      ended and such statements fairly present in all material respects the financial condition of Urban and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period indicated.

3. I have reviewed the terms of the Credit Agreement, and the other Loan Documents, and I have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Urban and its Consolidated Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Officer’s Compliance Certificate.

4. Urban and its Consolidated Subsidiaries are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on Schedule 1 hereto and the restrictions contained in the Credit Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Compliance Certificate as of the              day of                      , 200    .

URBAN OUTFITTERS, INC., for itself as a Borrower and for each other Borrower

By:
Name: Title:

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